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                                                                    Exhibit 99.1
                                                                    ------------


     We hereby consent to the inclusion of our opinion letter dated July 24, 1997 to the Boards of Directors of Patriot Hospitality, Inc. and Patriot American Hospitality Operating Company as an Annex to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed transactions among Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company and Wyndham Hotel Corporation; and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--Reasons for the Merger and the Related Transactions; Recommendations of the Boards of Directors," "Summary-- Opinions of Financial Advisors," "The Merger and Subscription--Reasons for the Merger and the Related Transactions; Recommendation of the Boards of Directors of the Patriot Companies" and "The Merger and Subscription--Opinion of Financial Advisor to the Patriot Companies." We also hereby consent to the inclusion of our opinion letter dated December 2, 1997 to the Board of Directors of Wyndham Hotel Corporation as an Annex to the Proxy Statement/Prospectus Supplement which forms a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 and to the references to such opinion in such Proxy Statement/Prospectus Supplement under the captions "Recent Developments--Wyndham Consent to Patriot/IHC Merger and Related Amendment to Wyndham Merger Agreement" and "Recent Developments--Opinions of Financial Advisors--Opinion of PaineWebber Concerning Patriot/IHC Merger." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations issued by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of Post-Effective Amendment No. 1 or the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                         PAINEWEBBER INCORPORATED



                                         By: /s/ Terrence E. Fancher
                                             ---------------------------------
                                             Terrence E. Fancher


New York, New York
December 10, 1997